EXHIBIT 23(b)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Exide Electronics Group, Inc.:


     As independent public accountants, we hereby consent to the incorporation of our report dated March 29, 1996 included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 033-63969, 033-63971, 033-63973, 033-64121, 033-88466, 033-64818, 033-39310, 033-39311,
033-35202 and 333-07891.

                                        /s/ ARTHUR ANDERSEN LLP
Raleigh, North Carolina,
  January 13, 1997